Exhibit 10.7

MARATHON OIL CORPORATION
2016 INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

[GRANT DATE]

Section 16 Officer

Pursuant to this Award Agreement, MARATHON OIL CORPORATION (the “Corporation”) hereby grants to [NAME] (the “Optionee”), an employee of the Corporation or a Subsidiary, on [DATE] (the “Grant Date”), a right (the “Option”) to purchase from the Corporation [NUMBER] shares of Common Stock of the Corporation at a grant price of $[PRICE] per share (the “Grant Price”), pursuant to the Marathon Oil Corporation 2016 Incentive Compensation Plan (the “Plan”), with such number of shares and such price per share being subject to adjustment as provided in Section 13 of the Plan, and further subject to the following terms and conditions:

1.Relationship to the Plan. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Committee. Except as defined herein (including in Sections 12 and 13 of this Award Agreement), capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Optionee also include the heirs or other legal representatives of the Optionee if and as applicable.

2.	Exercise and Vesting Schedule.

(a)This Option shall become exercisable in three cumulative annual installments, as follows:

(i)    one-third of the Option Shares shall become exercisable on the first anniversary of the Grant Date;

(ii)    an additional one-third of the Option Shares shall become exercisable on the second anniversary of the Grant Date; and

(iii)    the remaining one-third of the Option Shares shall become exercisable on the third anniversary of the Grant Date;

provided, however, that the Optionee must be in continuous Employment from the Grant Date through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional shares of Common Stock on such date. If the Employment of the Optionee is terminated for any reason other than death, any Option Shares that are not exercisable as of the date of such termination of Employment shall be forfeited to the Corporation.

(b)This Option shall become fully exercisable, irrespective of the limitations set forth in subsection (a) above, upon termination of the Optionee’s Employment due to death.

3.	Expiration of Option.

(a)    Expiration of Option Period. The Option Period shall expire on the tenth anniversary of the Grant Date.

(b)    Termination of Employment Due to Death or Retirement. If Employment of the Optionee is terminated due to death or Retirement, the Option shall expire upon the earlier of (i) three years following the date of termination of Employment or (ii) expiration of the Option Period. The death of the Optionee following Retirement but prior to the expiration of the Option shall have no effect on the expiration of the Option.

(c)    Termination of Employment by the Corporation for Cause. If Employment of the Optionee is terminated by the Corporation or any of its Subsidiaries for Cause, the Option shall expire upon the termination of Employment.

(d)    Termination of Employment by the Corporation Other Than For Cause or Due to Resignation. If Employment of the Optionee is terminated by the Corporation or any of its Subsidiaries for any reason other than Cause or due to voluntary resignation by the Optionee, the Option shall expire upon the earlier of (i) 90 days following the date of termination of Employment or (ii) expiration of the Option Period.

(e)    Termination of Employment Following or in Connection with a Change in Control. If Employment of the Optionee is terminated following a Change in Control or in connection with a Change in Control, and, as a result, the Optionee is eligible for severance benefits under a Change in Control Agreement, the Option shall remain exercisable throughout the Option Period.

4.Employment with a Competitor. Notwithstanding anything herein to the contrary, in the event the Committee, the Chief Executive Officer, or an authorized officer determines that the Optionee has accepted or intends to accept employment with a competitor of any business unit of the Corporation, the Committee, the Chief Executive Officer, or the authorized officer may cancel the Option by written notice to the Optionee.

5.	Forfeiture or Repayment Resulting from Forfeiture Event.

(a)    Forfeiture of Unexercised Option. If a Forfeiture Event occurs during the Optionee’s Employment or within three years following Optionee’s termination of Employment, the Committee may, but is not obligated to, cause all or any portion of the Option granted under this Award Agreement to be forfeited.

(b)    Repayment of Spread on Exercised Option. If a Forfeiture Event occurs during the Optionee’s Employment or within three years following Optionee’s termination of Employment, the Committee may, but is not obligated to, require the Optionee to pay to the Corporation an amount in cash up to (but not in excess of) the difference between the Grant Price and market price of the Option on the date of exercise with respect to any shares for which the Option has been exercised (the “Forfeited Spread Amount”). Any Forfeited Spread Amount shall be paid by the Participant within sixty (60) days of receipt from the Corporation of written notice requiring payment of such Forfeited Spread Amount.

(c)    Application of Forfeiture Provisions. This Section 5 shall apply notwithstanding any provision of this Award Agreement to the contrary and is meant to provide the Corporation with rights in addition to any other remedy which may exist in law or in equity. This Section 5 shall not apply to the Optionee following the effective time of a Change in Control.

6.Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised in whole or in part by providing notice of the number of Option Shares to be exercised to the Committee or its delegate, which shall include any outside firm engaged by the Corporation to administer the Plan. The Option must be exercised in accordance with the methods and at the times set by the Committee or its delegate, and by the Optionee’s delivery of the Grant Price or of such authorizations as may be required. The Grant Price for all shares of Common Stock purchased upon the exercise of this Option, or a portion of this Option, shall be paid in full at the time of such exercise. Such payment may be made in cash or by tendering shares of Common Stock having a value on the date of exercise equal to the Grant Price. If the Optionee makes payment of the Grant Price by tendering shares of Common Stock, such Common Stock must be registered in the sole name of the Optionee on the exercise date or an appropriate stock power acceptable to the Corporation to transfer such stock to the sole name of the Optionee must be provided at the time of exercise. Depending on its source, Common Stock tendered in the exercise of this Option must have met the appropriate holding period required by current tax, accounting, legal, or other applicable rules and regulations. Subject to any administrative limitations on exercise of Stock Options or permissible methods of option exercise imposed by the Committee or its delegate, this Option may also be exercised by a “net-share settlement” method or “cashless exercise” method for exercising outstanding nonqualified stock options. The Committee or its delegate, in its sole discretion and judgment, may limit the extent to which shares of Common Stock can be used in exercise of this Option or limit the use of any method or time of option exercise. Further, the Committee or its delegate, in its sole discretion and judgment, may, but shall have no obligation to, exercise this Option on behalf of the Optionee immediately prior to the expiration of this Option if the Fair Market Value of a share of Common Stock exceeds the Grant Price on such date. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Upon receipt of the purchase price, the Corporation or its designated representative shall issue or cause to be issued to the Optionee a number of shares of Common Stock equal to the number of Option Shares then exercised.

7.Taxes. In all cases, the Optionee will be responsible to pay all required withholding taxes associated with this Option. Pursuant to Section 10 of the Plan, the Corporation or its designated representative (which may be a Subsidiary) shall have the right to withhold applicable taxes from the shares of Common Stock otherwise payable to the Optionee upon exercise of the Option or from compensation otherwise payable to the Optionee at the time of exercise, to sell or permit the sale of shares of Common Stock to pay such applicable taxes, or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding.

8.Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to the Option Shares unless and until such time as the Option has been exercised and shares of Common Stock have been issued to the Optionee in conjunction with the exercise of the Option.

9.Nonassignability. During the Optionee’s lifetime, the Option may be exercised only by the Optionee or by the Optionee’s guardian or legal representative. Upon the Optionee’s death, the Option shall be transferred to the Optionee’s estate. Otherwise, the Optionee may not sell, transfer, assign, pledge or otherwise encumber any portion of the Option, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Option shall have no effect.

10.No Employment Guaranteed. Nothing in this Award Agreement shall give the Optionee any rights to (or impose any obligations for) continued Employment by the Corporation or any Subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Optionee.

11.Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Optionee, adversely affect the rights of the Optionee hereunder. Without the consent of the Optionee, this Award Agreement may be amended or supplemented
(i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Corporation for the benefit of the Optionee or to add to the rights of the Optionee or to surrender any right or power reserved to or conferred upon the Corporation in this Award Agreement; provided, in each case, that such changes or corrections shall not adversely affect the rights of the Optionee under this Award Agreement without the Optionee’s consent, or (iii) to make such other changes as the Corporation, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

12.Data Privacy. By accepting the Option subject to the terms of this Award Agreement, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data, including but not limited to items of data described in this Section 12, by and among Marathon Oil Corporation and its Subsidiaries and affiliates, including the Participant’s employer (collectively referred to as “Marathon Oil” in this Section 12) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands and acknowledges that Marathon Oil holds certain personal data about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Marathon Oil, details of all grants or any other entitlement to shares of stock or units awarded, canceled, forfeited, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (which information is collectively referred to as “Data” for purposes of this Section 12). The Participant understands and agrees that Data may be transferred to one or more third parties assisting Marathon Oil in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of citizenship, country of residence or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Participant’s country of citizenship or country of residence. The Participant understands that he or she may request a list with the names and addresses of any recipients of the Data by contacting his or her local human resources representative. The Participant, by acceptance of the Option subject to the terms of this Award Agreement, authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit the shares following the lapse of applicable restrictions, and reporting to applicable tax and other legal authorities. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data to correct inaccuracy, or refuse or withdraw the consent provided herein, without cost, by contacting the Participant's local human resources representative in writing. The Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan, and the Participant may obtain additional information about the consequences of refusing to consent or withdrawing consent by contacting his or her local human resources representative.

13.	Definitions. For purposes of this Award Agreement:

“Cause” means termination from Employment by the Corporation or its Subsidiaries due to unacceptable performance, gross misconduct, gross negligence, material dishonesty, material acts detrimental or destructive to the Corporation or its Subsidiaries, employees or property, or any material violation of the policies of the Corporation or its Subsidiaries.

“Employment” means employment with the Corporation or any of its Subsidiaries. For purposes of this Option, Employment shall also include any period of time during which the Optionee is on Disability status.

“Forfeiture Event” means the occurrence of at least one of the following (a) the Corporation is required, pursuant to a determination made by the Securities and Exchange Commission or by the Audit Committee of the Board, to prepare a material accounting restatement due to the noncompliance of the Corporation with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Committee determines that (1) the Optionee knowingly engaged in the misconduct,
(2) the Optionee was grossly negligent with respect to such misconduct or (3) the Optionee knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that the Optionee engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Corporation.

“Option Period” means the period commencing upon the Optionee’s receipt of this Award Agreement and ending on the date on which the Option expires pursuant to Section 3 or has been exercised with respect to all Option Shares.

“Option Shares” means the shares of Common Stock covered by this Option.

Deanna L. Jones
Vice President, Human Resources &
Administrative Service